SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Information Statement

☒ Definitive Information Statement

☐ Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

IMPACT MEDICAL SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee previously paid with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

August 11, 2009

IMPACT MEDICAL SOLUTIONS, INC.
17011 Beach Blvd., Suite 900
Huntington Beach, CA   92647

INFORMATION STATEMENT PURSUANT TO SCHEDULE 14C

THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATION
PURPOSES ONLY.  NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS
REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION
STATEMENT IS August 17, 2009.

Impact Medical Solutions, Inc., a Delaware corporation (the “Company” or “we”), is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders, that our Board of Directors has approved, and the holders of a majority of the outstanding shares of our Common Stock have by written consent also approved, an amendment to our Certificate of Incorporation to change our name from “Impact Medical Solutions, Inc.” to “iTech Medical, Inc.”  No vote or other action is requested or required on your part.

A copy of the proposed Certificate of Amendment (the “Name Change Amendment”) to our Certificate of Incorporation is attached as Exhibit A to this Information Statement.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED NAME CHANGE

What action was taken by our stockholders by written consent rather than by vote at a meeting?

Pursuant to the Action by Written Consent of the Stockholders in Lieu of a Special Meeting, dated as of May 11, 2009, stockholders holding 10,586,929 shares (approximately 51.6%) of our Common Stock approved an amendment to our Certificate of Incorporation to change our name from “Impact Medical Solutions, Inc.” to “iTech Medical, Inc.”

Why did we seek stockholder approval of the Name Change Amendment through a written consent in lieu of holding a stockholder meeting?

We sought stockholder approval of the Name Change Amendment to save the costs of holding a special meeting of stockholders.  Under the Delaware General Corporation Law, our Certificate of Incorporation and our bylaws, stockholder actions may be taken by written consent without a meeting of stockholders.  The written consent of the holders of a majority of our outstanding Common Stock is sufficient to approve and adopt the Name Change Amendment.

Has the Board approved the Name Change Amendment, and why did it approve the Name Change Amendment?

Yes.  The Board approved the Name Change Amendment because it believes that the new name more accurately reflects the vision, mission and values of the Company, will ensure unified communication of these vision, mission and values, and will facilitate the establishment of a consistent brand message.

When will the Name Change Amendment be effective?

The Name Change Amendment will become effective on the date it is filed with the Delaware Secretary of State, which we anticipate to be on or around August 17, 2009.  In accordance with the federal securities laws, the proposed name change will not be effected until at least 20 calendar days following the mailing of this Information Statement.

Am I entitled to dissenter’s rights in connection with the Name Change Amendment?

No. The Delaware General Corporation Law does not provide for dissenter’s rights with respect to the Name Change Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of the record date regarding the Common Stock owned by: (i) each person we know to beneficially own more than 5% of the outstanding Common Stock; (ii) each of our directors; (iii) each of our executive officers named in the Summary Compensation Table included in this Proxy Statement; and (iv) all of our executive officers and directors as a group.  Except as may be indicated in the footnotes to the table and subject to applicable community property laws, to our knowledge each person identified in the table has sole voting and investment power with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned		Percent of Class(2)
Donald W. Paterson	9,607,485	(3)	43.0%
Wayne D. Cockburn	9,140,915	(4)(5)	41.6%
MPR Health Systems, Inc. 24 Elgin Avenue Toronto, Ontario M5R 1G6 Canada	7,906,215		38.1%
Vespa Family Entities 1075 Old Mohawk Road Lancaster, Ontario L9G 3K9, Canada	2,100,000		10.1%
Stephen Schectman	915,000	(6)	4.2%
Mark Billings	755,714		3.6%
George Angelidis	715,000	(7)	3.3%
Alan J. Goldman	711,200	(8)	3.3%
Steeve Asselin	412,200	(9)	2.0%
Craig Lunsman	285,000		1.4%
All directors and executive officers as a group (8 persons)	14,636,299	(10)	70.6%

(1)
The business address of each director and executive officer (each person identified in the table for whom addresses are not included) is c/o Impact Medical Solutions, Inc., 17011 Beach Boulevard, Suite 900, Huntington Beach, CA 92647.

(2)	Percent of class is based on number of outstanding shares of Common Stock plus number of shares that may be acquired upon exercise of options.

(3)
Includes: (i) 7,861,215 shares held by MPR Health Systems, Inc. and 45,000 shares that may be acquired upon exercise of warrants held by MPR Health Systems, Inc., with respect to which Mr. Paterson may be deemed to share with Mr. Cockburn voting and investment power by virtue of being a director of that corporation; (ii) 100,000 shares held by Cavandale Corporation, and 310,000 shares that may be acquired upon exercise of an option held by Cavandale Corporation, of which Mr. Paterson is the President and sole stockholder.

(4)
Includes 7,861,215 shares and 45,000 warrants held by MPR Health Systems, Inc.  Mr. Cockburn may be deemed to share voting and investment power with respect to these shares by virtue of being a director and the chief executive officer of that corporation.

(5)	Includes 1,060,200 shares that may be acquired upon exercise of an option.

(6)	Includes 915,000 shares that may be acquired upon exercise of an option.

(7)	Includes 280,000 shares that may be acquired upon exercise of an option.

(8)	Includes 511,200 shares that may be acquired upon exercise of an option.

(9)	Includes 412,200 shares that may be acquired upon exercise of an option.

(10)	Includes shares in footnotes (3), (4), (5), (6), (7), (8) and (9).

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Name Change Amendment, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock (including options to purchase our capital stock) set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials.  Brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith.  Additional copies of this Information Statement may be obtained at no charge by writing us at: 17011 Beach Blvd., Suite 900, Huntington Beach, CA  92647 Attn: Corporate Secretary.

MISCELLANEOUS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address.  We undertake to deliver promptly upon request a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future.  In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at 714-841-2670 or by mail to our address at 17011 Beach Blvd., Suite 900, Huntington Beach, CA  92647 Attn: Corporate Secretary.  In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Corporate Secretary at the address and telephone number stated above.

EXHIBIT A—NAME CHANGE AMENDMENT

STATE of DELAWARE
CERTIFICATE of AMENDMENT of
CERTIFICATE of INCORPORATION
of IMPACT MEDICAL SOLUTIONS, INC.

NAME CHANGE

Impact Medical Solutions, Inc. (the “Corporation”) a corporation organized and existing under and by virtue of the Delaware General Corporation Law (“DGCL”) does hereby certify:

FIRST:   At a special meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, recommending that the stockholders of the Corporation approve of said amendment and directing management of the Corporation to seek such stockholder approval.  These resolutions setting forth the proposed amendments are as follows:

RESOLVED that the Certificate of Incorporation of this Corporation be amended by changing Article One of the Certificate of Incorporation as follows:

“The name of this Corporation is iTech Medical, Inc.”

SECOND:   That in lieu of a meeting and vote of all of the stockholders, stockholders holding a majority of the outstanding Common Stock of the Corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the DGCL and written notice of the adoption of the amendment has been given as provided in Section 228 of the DGCL to every stockholder entitled to such notice.

THIRD:    That the foregoing amendment of the Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on ___________.

Impact Medical Solutions, Inc.

By:   //ss//  Wayne D. Cockburn